1940 Act File No. 811-06075

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940      X

    Amendment No. 8.........................................         X

                           NY TAX FREE MONEY PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

         Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

Jay S. Neuman, Esq.                 Copies to:  Burton M. Leibert, Esq.
Federated Investors Tower                       Willkie Farr & Gallagher
Pittsburgh, Pennsylvania 15222-3779             One Citicorp Center
(Name and Address of Agent for Service)         153 East 53rd Street
                                                New York, New York 10022

                                Explanatory Note

    This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


NY Tax Free Money Portfolio
PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

    Item 4. General Description of Registrant.

NY Tax Free Money Portfolio (the "Portfolio") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on March 26, 1990.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The investment objectives of the Portfolio are to provide its investors with a high level of current income consistent with liquidity and the preservation of capital. The Portfolio will attempt to achieve its investment objectives by investing, under normal market conditions, no less than 80% of its net assets in obligations issued by states and their authorities, agencies, instrumentalities, and political subdivisions which are exempt from Federal income taxes ("Municipal Obligations") and no less than 65% of its net assets in Municipal Obligations of the State of New York and its authorities, agencies, instrumentalities and political subdivisions, as well as of certain other governmental issuers, such as Puerto Rico, which are also exempt from New York State and City income taxes ("New York Municipal Obligations"). While the Portfolio is authorized to invest up to 20% of its net assets in taxable securities, it is anticipated that ordinarily the Portfolio's assets will be substantially fully invested in tax exempt New York Municipal Obligations. Dividends paid by the Portfolio that are derived from interest attributable to New York Municipal Obligations will be excluded from gross income taxes. Dividends derived from interest on Municipal Obligations other than New York Municipal Obligations will be exempt from Federal income tax, but will be subject to New York State and New York City income taxes. Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not deposits or obligations of, or guaranteed by, Bankers Trust Company ("Bankers Trust"), the investment adviser of the Portfolio, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Investment Objectives and Policies," "Risk
Factors: Matching the Fund to Your Investment Needs," and " Special Information Concerning Master-Feeder Fund Structure" in the Prospectus of BT Investment Funds, NY Tax Free Money Fund (the "Feeder Fund") (the "Feeder Fund Prospectus").

    Item 5. Management of the Fund.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Summary of Fund Expenses" and "Management of the Trust and Portfolios" in the Feeder Fund Prospectus.

    Item 6. Capital Stock and Other Securities.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at NAV. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Net Asset Value," "Purchase and Redemption of Shares," and "Dividends, Distributions and Taxes" in the Feeder Fund Prospectus.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The Net Income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

    Item 7. Purchase of Securities Being Offered.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The NAV of the Portfolio is determined on each Portfolio Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio and Edgewood Services, Inc. ("Edgewood") reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is Edgewood. The principal business address of Edgewood and its affiliates is 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-5829. Edgewood receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the computation of net asset value and the valuation of the Portfolio's assets from the sections entitled "Net Asset Value" and "Purchase and Redemption of Shares" in the Feeder Fund Prospectus.

    Item 8. Redemption or Repurchase.

An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

    Item 9. Pending Legal Proceedings.

Not applicable.





NY Tax Free Money Portfolio
PART B

    Item 10. Cover Page.

Not applicable.

    Item 11. Table of Contents.

General Information and History..................................1
Investment Objectives and Policies...............................1
Management of the Fund...........................................1
Control Persons and Principal Holders of Securities..............1
Investment Advisory and Other Services...........................1
Brokerage Allocation and Other Practices.........................1
Capital Stock and Other Securities...............................1
Purchase, Redemption and Pricing of Securities Being Offered.....2
Tax Status.......................................................2
Underwriters.....................................................3
Calculation of Performance Data..................................3
Financial Statements.........................................3

    Item 12. General Information and History.

Not applicable.

    Item 13. Investment Objectives and Policies.

Part A of this Registration Statement contains additional information about the investment objectives and policies of NY Tax Free Money Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the section entitled "Investment Objective and Policies" in the Statement of Additional Information for BT Investment Funds--Investment NY Tax Free Money Fund (the "Feeder Fund") (the "Feeder Fund SAI").

    Item 14. Management of the Fund.

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts and Portfolios" in the Feeder Fund SAI.

    Item 15. Control Persons and Principal Holders of Securities.

As of April 1, 1998, NY Tax Free Money Fund (the "Fund") (a series of shares of BT Investment Funds) owned approximately 100% of the value of the outstanding interests in the Portfolio. Because the Fund controls the Portfolio, it may take actions without the approval of any other investor in the Portfolio.

The Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

    Item 16. Investment Advisory and Other Services.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts and Portfolios" in the Feeder Fund SAI.

    Item 17. Brokerage Allocation and Other Practices.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objectives and Policies--Portfolio Transactions" in the Feeder Fund SAI.

    Item 18. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Portfolio), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to their respective percentages of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share PRO RATA in the net assets of their respective series available for distribution to investors.

    Item 19. Purchase, Redemption and Pricing of Securities Being Offered.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended. See Item 4 "General Description of Registrant," Item 7 "Purchase of Securities Being Offered" and
Item 8 "Redemption or Repurchase" in Part A of this registration statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Fund SAI.

    Item 20. Tax Status.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Portfolio.

    Item 21. Underwriters.

The placement agent for the Portfolio is Edgewood, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

    Item 22. Calculation of Performance Data.

Not applicable.

    Item 23. Financial Statements.

 The Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Investment Funds-NY Tax Free Money Fund dated December 31, 1997 (File Nos. 33-07404 and 811-4760) and have been included in reliance upon the report of Coopers & Lybrand L.L.P., independent public accountants, as experts in accounting and auditing.





PART C......OTHER INFORMATION.

Item 24.    Financial Statements and Exhibits:

            (a)  Financial Statements:
                 Incorporated by reference to the Annual Report of BT Investment Funds dated December 31, 1997, pursuant to Rule 411 under the Securities Act of 1933. (File Nos. 33-07404 and 811-4760)

            (b)  Exhibits:

                 (1) Conformed copy of Amended and Restated Declaration of Trust of the Registrant; (3)
                 (2)   Copy of By-Laws of the Registrant; (3)
                 (3)   Not applicable;
                 (4)   Not applicable;
                 (5) Conformed copy of Investment Advisory Agreement between the Registrant and Bankers Trust Company
                       ("Bankers Trust"); (3)
                 (6)   Not applicable;
                 (7)   Not applicable;
                 (8)   Not applicable;
                 (9)   (i) Conformed copy of Administration and Services
                           Agreement between the Registrant and Bankers
                           Trust; (2)
                       (ii)Conformed copy of Exclusive Placement Agent Agreement
                           and Amended Exhibit thereto; 3
                 (10)  Not applicable;
                 (11)  Not applicable;
                 (12)  Not applicable;
                 (13) Investment representation letters of initial investors; (1)
                 (14)  Not applicable;
                 (15)  Not applicable;
                 (16)  Not applicable;
                 (17)  Copy of Financial Data Schedule; +
                 (18)  Not applicable;
                 (19)  Conformed copy of Power of Attorney. 3

--------------------
   +  All exhibits been filed electronically.

1. Previously filed on February 15, 1992.

2. Previously filed on April 30, 1993.

3. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed April 24, 1996.

Item 25.    Persons Controlled by or under Common Control with Registrant:

            None

Item 26.    Number of Holders of Securities:

                                          Number of Record Holders
Title of Class                            as of December 31, 1997
--------------                            -----------------------

Beneficial Interests                            1

Item 27.    Indemnification: (4)

Item 28.    Business and Other Connections of Investment Adviser:

Bankers Trust serves as investment adviser to the Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are engaged in any other business, profession, vocation or employment of a substantial nature.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Retired Senior Vice President and Director, Member of Advisory Board of International Business Machines Corporation. Director of Bankers Trust and Bankers Trust New York Corporation. Director of FlightSafety International, Inc. Director of Phillips Petroleum Company. Director of Roadway Services, Inc. Director of Rohm and Haas Company.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman of the Board and Chief Executive Officer, J.C. Penney Company, Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Exxon Corporation, Halliburton Company and Warner-Lambert Corporation.

Jon M. Huntsman, Huntsman Chemical Corporation, 2000 Eagle Gate Tower, Salt Lake City, UT 84111. Chairman and Chief Executive Officer, Huntsman Chemical Corporation, Director of Bankers Trust and Bankers Trust New York Corporation. Chairman of Constar Corporation, Huntsman Corporation, Huntsman Holdings Corporation and Petrostar Corporation. President of Autostar Corporation, Huntsman Polypropylene Corporation and Restar Corporation. Director of Razzleberry Foods Corporation and Thiokol Corporation. General Partner of Huntsman Group Ltd., McLeod Creek Partnership and Trustar Ltd.


4. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed April 24, 1996.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Partner, Akin, Gump, Strauss, Hauer & Feld, LLP. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of American Express Company, Corning Incorporated, Dow Jones, Inc., J.C. Penney Company, Inc., RJR Nabisco Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

Hamish  Maxwell,  Philip Morris  Companies  Inc., 120 Park Avenue,  New York, NY
10017. Chairman of the Executive Committee, Philip Morris Companies Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Director of The News Corporation Limited.

Donald F. McCullough, Collins & Aikman Corporation, 210 Madison Avenue, New York, NY 10016. Chairman Emeritus, Collins & Aikman Corporation. Director of Bankers Trust and Bankers Trust New York Corporation. Director of Massachusetts Mutual Life Insurance Co. and Melville Corporation.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Former President, Co-Chief Executive Officer and Director of Time Warner Inc. Director of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group. Director of Bankers Trust and Bankers Trust New York Corporation. Also Director of Allied-Signal Inc., Contel Cellular, Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, Goodyear Tire & Rubber Company, Imasco Limited, May Department Stores Company and Safeguard Scientifics, Inc. Member, Radnor Venture Partners Advisory Board.

Didier Pineau-Valencienne, Schneider S.A., 4 Rue de Longchamp, 75116 Paris, France. Chairman and Chief Executive Officer, Schneider S.A. Director and member of the European Advisory Board of Bankers Trust and Director of Bankers Trust New York Corporation. Director of AXA (France) and Equitable Life Assurance Society of America, Arbed (Luxembourg), Banque Paribas (France), Ciments Francais (France), Cofibel (Belgique), Compagnie Industrielle de Paris (France), SIAPAP, Schneider USA, Sema Group PLC (Great Britain), Spie- Batignolles, Tractebel (Belgique) and Whirlpool. Chairman and Chief Executive Officer of Societe Parisienne d'Entreprises et de Participations.

Charles S. Sanford, Jr., Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Chairman of the Board of Bankers Trust and Bankers Trust New York Corporation. Also a Director of Mobil Corporation and J.C. Penney Company, Inc.

Eugene B. Shanks, Jr., Bankers Trust Company, 280 Park Avenue, New York, NY 10017. President of Bankers Trust and Bankers Trust New York Corporation.

Patricia Carry Stewart, c/o Office of the Secretary, 280 Park Avenue, New York, NY 10017. Former Vice President, The Edna McConnell Clark Foundation. Director of Bankers Trust and Bankers Trust New York Corporation. Director, Borden Inc., Continental Corp. and Melville Corporation.

George J. Vojta, Bankers Trust Company, 280 Park Avenue, New York, NY 10017. Vice Chairman of the Board of Bankers Trust and Bankers Trust New York Corporation. Director of Northwest Airlines and Private Export Funding Corp.

Item 29.    Principal Underwriters:

            Not applicable.

ITEM 30.    Location of Accounts and Records:

            All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant:                           Federated Investor Tower, Pittsburgh,
                                      PA 15222-3779.

Bankers Trust Company:                280 Park Avenue, New York, NY
                                      10017.

Investors Fiduciary Trust Company:  127 West 10th Street, Kansas City, MO 64105.

Edgewood Services, Inc.:              5800 Corporate Drive
                                      Pittsburgh, PA 15237-5829

Item 31.    Management Services:

            Not applicable.

Item 32.    Undertakings:

            Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, NY TAX FREE MONEY PORTFOLIO, has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania on the 30th day of April, 1998.

                           NY TAX FREE MONEY PORTFOLIO


                        By: /s/ Jay S. Neuman
                        Jay S. Neuman, Secretary
                        April 30, 1998